POWER OF ATTORNEY KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that the undersigned, A. Robert Paratte, a natural person (the “Filer”), hereby appoints each of Lauren N. Stadler and Chandni Jalan, each acting individually, with full power of substitution and resubstitution, to act as the Filer’s true and lawful attorney-in-fact to perform each and every act and thing necessary or desirable to be done as any Filer itself might or could do, including but not limited to preparation, execution and submission of electronic filings (including any amendments thereto) with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority for and on behalf of the Filer, including reports and/or notices as required by Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, Regulation D or Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or any other rule or regulation of the SEC; and, that the undersigned further grants to each of them, each acting individually, with full power of substitution and resubstitution or revocation, full authority to act in any manner necessary or desirable to the exercise of the foregoing powers and the undersigned ratifies every act that they, or either of them acting individually, may lawfully perform in exercising those powers. The Filer acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Filer, are not assuming, nor is Kilroy Realty Corporation assuming, any of the Filer’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act, or Rule 144 under the Securities Act. This Power of Attorney shall remain in full force and effect until the Filer is no longer required to file any reports or notices, as applicable, pursuant to Section 13 under the Exchange Act, Section 16 under the Exchange Act or Rule 144 under the Securities Act with respect to the Filer’s holdings of and transactions in securities issued by Kilroy Realty Corporation, unless earlier revoked by the Filer in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 29th day of June, 2026. By: Name: A. Robert Paratte Docusign Envelope ID: 01197C17-D004-8FDC-8008-C08FBBC08CE3